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                                                                 Exhibit. 99.C2




                CONSENT OF INDEPENDENT AUDITORS




     We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated September 25, 2003 in the Registration Statement of UBS Pathfinders Trust, Treasury and Growth Stock Series 28.



 ERNST & YOUNG, LLP




September 25, 2003
New York, New York